Exhibit 99.1

Fusion Announces Pricing of its Upsized Public Offering of
Common Stock

NEW YORK, NY -- Feb. 1, 2018 -- Fusion (NASDAQ: FSNN), a leading provider of cloud services, announced today the pricing of its previously announced underwritten public offering of 11,250,000 shares of its common stock at a public offering price of $3.20 per share for gross proceeds of $36,000,000. The net proceeds, after underwriting discounts and commissions, but before estimated expenses of the offering payable by Fusion, are expected to be $33,660,000. As part of the offering Fusion granted the underwriters a 45-day option to purchase up to an additional 1,687,500 shares of its common stock on the same terms and conditions to cover over-allotments, if any. All shares of common stock to be sold in the offering will be offered by Fusion. The offering is expected to close on or about February 5, 2018, subject to the satisfaction of customary closing conditions.

Craig-Hallum Capital Group LLC is acting as the sole book-running manager and B. Riley FBR, Inc. is acting as a co-manager for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-222127) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 17, 2018. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC on January 29, 2018 and may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at 612-334-6300 or by email at prospectus@chlm.com; or B. Riley FBR, Inc., 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025, by telephone at 888-295-0155 or by email at capitalmarkets@brileyco.com. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities in this offering. Nor shall there be any sale of these securities in any state or jurisdiction in which such offering, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Fusion

Fusion, a leading provider of integrated cloud solutions to small, medium and large businesses, is the industry’s single source for the cloud. Fusion's advanced, proprietary cloud service platform enables the integration of leading edge solutions in the cloud, including cloud communications, contact center, cloud connectivity and cloud computing. Fusion's innovative, yet proven cloud solutions lower our customers’ cost of ownership, and deliver new levels of security, flexibility, scalability and speed of deployment. For more information, please visit www.fusionconnect.com.

Forward Looking Statements

Statements in this press release that are not purely historical facts, including statements regarding Fusion’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and may sometimes be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “intend,” “estimate” or “continue” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. Important risks regarding Fusion’s business include Fusion’s ability to raise the capital necessary to fund its acquisition of Birch Communications Holdings, Inc., its ability to obtain the required approvals necessary to close that transaction and its ability to integrate that business following the closing; Fusion’s ability to comply with covenants included in its senior debt agreements; competitors with broader product lines and greater resources; emergence into new markets; natural disasters, acts of war, terrorism or other events beyond Fusion’s control; and other factors identified by Fusion from time to time in its filings with the SEC, which are available through http://www.sec.gov. However, the reader is cautioned that Fusion’s future performance could also be affected by risks and uncertainties not enumerated above.

In the event that there is any inconsistency between the information contained in this press release and the information set forth in Fusion’s Annual Report on Form 10-K, as amended, or Quarterly Reports on Form 10-Q filed with the SEC, the information contained in the Annual Report on Form 10-K or Quarterly Reports on Form 10-Q governs.

Fusion Contact
Brian Coyne
212-201-2404
bcoyne@fusionconnect.com

Investor Relations
Chris Tyson
MZ North America
(949) 491-8235
FSNN@mzgroup.us

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